UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2009

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
100 Crescent Court, Suite 700
Dallas, TX 75201
(Address of principal executive offices)
Registrant’s telephone number, including area code (214) 459-2770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.
     As previously disclosed, on February 18, 2009 (the “Commencement Date”), BearingPoint, Inc. (the “Company”) and certain of its domestic U.S. subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (Case No. 09-10691). On the Commencement Date, the Debtors filed a “pre-arranged” joint plan of reorganization that provided for the restructuring of the Company (the “Original Plan”), and the Company’s secured lenders had agreed in principle to support the terms of the Original Plan.
     However, as previously announced, following the Commencement Date the Company determined that creditor recoveries would be maximized by the sale of all or substantially all of its businesses and assets to a number of parties rather than the pursuit of the restructuring as contemplated by the Original Plan. The Company expected that such sale transactions would result in modification of the Original Plan to reflect the liquidation of its business and the Company ceasing to operate as a going concern.
     Since the Commencement Date, the Company has completed the sales of substantially all of its businesses and assets and is pursuing sales of its remaining businesses and assets. On October 5, 2009, the Company filed the Second Amended Joint Plan (the “Amended Plan”) with the Bankruptcy Court. A copy of the Amended Plan is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     The Amended Plan, among other things, provides that (i) all of the Debtors’ assets will be transferred to a liquidating trust (the “Liquidating Trust”) for the benefit of the Debtors’ creditors, (ii) the holders of certain unsecured claims will receive beneficial interests in the Liquidating Trust that will entitle such holders to receive distributions from the Liquidating Trust and (iii) all existing equity interests in the Company will be terminated and that holders of equity interests will receive no distribution under the Amended Plan.
     The implementation of the Amended Plan is dependent upon a number of factors, including final documentation, the approval of a disclosure statement and confirmation and consummation of the Amended Plan in accordance with the provisions of the Bankruptcy Code.
Item 8.01. Other Events.
     On October 5, 2009, the Company also filed a proposed disclosure statement related to the Amended Plan (the “Proposed Disclosure Statement”) with the Bankruptcy Court. The Proposed Disclosure Statement is available on the Company’s case administration website located at www.bearingpointinfo.com. Bankruptcy law does not permit solicitation of acceptances of the Amended Plan until the Bankruptcy Court approves a disclosure statement relating to the Amended Plan. Accordingly, this filing is not intended to be, nor should it be construed as, a solicitation for a vote on the Amended Plan.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

99.1	Second Amended Joint Plan of BearingPoint, Inc. and its Subsidiaries under Chapter 11 of the Bankruptcy Code, dated October 5, 2009.

Forward-Looking Statements
Some of the statements in this Form 8-K constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, including, without limitation, certain statements regarding the Company’s bankruptcy, plan of liquidation and the sale of the Company’s businesses. Words such as “will,” “expects,” “believes” and similar expressions are used to identify these forward-looking statements. Forward-looking statements are not historical, but are based on current expectations, estimates and projections concerning future developments and their potential effects upon the Company and its subsidiaries. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and actual results may differ materially from those projected. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include, without limitation: (i) the ability of the Company to continue as a going concern; (ii) the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceedings; (iii) the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of liquidation with respect to the Chapter 11 proceedings; (iv) the effects of the Company’s Chapter 11 filing on the Company and the interests of various creditors, equity holders and other constituents; (v) Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the proceedings in general; (vi) the length of time the Company will operate under the Chapter 11 proceedings; (vii) risks associated with third party motions in the Chapter 11 proceedings, which may interfere with the Company’s ability to develop and consummate one or more plans of liquidation; (viii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations; (ix) the ability of the Company to enter into definitive agreements with respect to the sale of its remaining businesses and assets, and to consummate such sale transactions on favorable terms, if at all, and other risks and uncertainties inherent in transactions involving the sale of such businesses, including, without limitation, the diversion of management attention from the operation of such businesses and risks associated with any failure to consummate such sale transactions; (x) the ability of the Company to satisfy conditions to the closing of any such sale transactions and the ability of third parties to fulfill their obligations pursuant to sale agreements, including their ability to obtain financing under current financial market conditions; (xi) management of cash resources; (xii) claims made after the Commencement Date and other claims that are not discharged in the Chapter 11 proceedings; (xiii) increased legal costs related to the bankruptcy cases and other litigation; and (xiv) risks described under “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company does not intend, and is under no obligation, to update any particular forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2009	BearingPoint, Inc.
	By:	/s/ John DeGroote
John DeGroote
President

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